Exhibit 99.1

Granite Announces Completion of the Inliner Sale

WATSONVILLE, Calif. - Granite Construction Incorporated (NYSE: GVA) today announced the close of the sale of its trenchless and pipe rehabilitation services business (“Inliner”) to Inland Pipe Rehabilitation, a portfolio company of investment affiliates of J.F. Lehman & Company for a purchase price of $159.7 million.

“I’m pleased to announce the completion of the Inliner sale,” stated Kyle Larkin, Granite President and CEO. “This sale and the expected sales of the Water Resources and Mineral Services businesses are important steps in the implementation of our new strategic plan and will allow us to focus on our core competencies in civil construction and materials. We expect to use the proceeds from the sales to strengthen and grow our vertically-integrated businesses, pay down debt, and return value to shareholders through share repurchases.  During March, we spent $18.5 million to purchase 611,000 shares and intend to continue to be opportunistic as we evaluate further share repurchases in 2022.”

Larkin continued, “We have built the foundation for growth and profitability expansion with Granite’s transformation over the last year.  Our strategic plan charts Granite’s course over the next three years, and we look forward to expanding on our vision in our first quarter 2022 earnings call.”

Advisors

Perella Weinberg Partners is serving as financial advisor to Granite and Shearman & Sterling is serving as legal advisor on the divestiture of Inliner.  Houlihan Lokey is serving as exclusive financial advisor and Jones Day is serving as legal advisor to Inland Pipe Rehabilitation on the acquisition of Inliner.

About Granite

Granite is America’s Infrastructure Company™. Incorporated since 1922, Granite (NYSE:GVA) is one of the largest diversified construction and construction materials companies in the United States as well as a full-suite provider of civil construction. Granite’s Code of Conduct and strong Core Values guide the Company and its employees to uphold the highest ethical standards. Granite is an industry leader in safety and an award-winning firm in quality and sustainability. For more information, visit the Granite website, and connect with Granite on LinkedIn, Twitter, Facebook and Instagram.

About J.F. Lehman & Company

Founded in 1992, J.F. Lehman & Company is a leading middle-market private equity firm focused exclusively on the aerospace, defense, maritime, government and environmental sectors. The firm has offices in New York and Washington, D.C.  For more information about J.F. Lehman & Company, please visit www.jflpartners.com

About Inland Pipe Rehabilitation

Founded in 1973, Inland Pipe Rehabilitation is a leading water infrastructure services company providing diversified trenchless pipe rehabilitation solutions and technologies to the municipal waste, storm and potable water markets. IPR’s capabilities deliver minimally disruptive, cost-effective solutions for government customers to actively manage aging underground pipe infrastructure.  The company is headquartered in Conyers, GA with operating locations throughout the United States.

Forward-looking Statements

Any statements contained in this news release that are not based on historical facts, including statements regarding future events, including the sale of the Water Resources and Mineral Services businesses, the anticipated use of proceeds, share repurchases in 2022, occurrences, opportunities, circumstances, activities, performance, growth, demand, strategic plans, shareholder value, outcomes, outlook, guidance, Committed and Awarded Projects (“CAP”) and results, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “future,” “outlook,” “assumes,” “believes,” “expects,” “estimates,” “anticipates,” “intends,” “plans,” “appears,” “may,” “will,” “should,” “could,” “would,” “continue,” “guidance” and the negatives thereof or other comparable terminology or by the context in which they are made. These forward-looking statements are estimates reflecting the best judgment of senior management and reflect our current expectations regarding future events, including the sale of the Water Resources and Mineral Services businesses, the anticipated use of proceeds, share repurchases in 2022, occurrences, opportunities, circumstances, activities, performance, growth, demand, strategic plans, shareholder value, outcomes, outlook, guidance, CAP and results. These expectations may or may not be realized. Some of these expectations may be based on beliefs, assumptions or estimates that may prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our business, financial condition, results of operations, cash flows and liquidity. Such risks and uncertainties include, but are not limited to, those described in greater detail in our filings with the Securities and Exchange Commission, particularly those described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Due to the inherent risks and uncertainties associated with our forward-looking statements, the reader is cautioned not to place undue reliance on them. The reader is also cautioned that the forward-looking statements contained herein speak only as of the date of this news release and, except as required by law; we undertake no obligation to revise or update any forward-looking statements for any reason.

Contacts:

Investors

Wenjun Xu, 831-761-7861

Or

Media

Erin Kuhlman, 831-768-4111